EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERD PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-30320, 333-24749 and 333-128594) of Pressure BioSciences, Inc. (formerly Boston Biomedica, Inc.) of our report dated March 23, 2006, except for Note 2 (xvi), as to which the date is May 22, 2006, relating to the consolidated financial statements for the year ended December 31, 2005, which appears in this Annual Report Form 10-KSB.

/s/ WEINBERG & COMPANY, P.A.

Boca Raton, Florida
March 24, 2007